Exhibit 10.14

INVESTMENT NUMBER 39358

Loan Agreement

between

CP ACHIRAS S.A.U.

and

INTERNATIONAL FINANCE CORPORATION

Dated as of January 17, 2018

LOAN AGREEMENT

LOAN AGREEMENT (the “Agreement”) dated as of January 17, 2018, between CP ACHIRAS S.A.U., a sociedad anónima unipersonal organized and existing under the laws of the Country (the “Borrower”); and INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its member countries including the Country (“IFC”).

RECITALS

The Borrower is undertaking the development of the Project;

The Borrower has requested IFC to provide the loan described in this Agreement to finance the development of the Project and certain other costs and expenditures associated with the development of the Project;

On or about the date hereof, the Borrower, IFC and certain other parties have entered into the Common Terms Agreement; and

IFC is willing to provide the loan upon the terms and conditions set forth in this Agreement and the Common Terms Agreement.

ARTICLE I

Definitions and Interpretation

Section 1.01. Definitions. Wherever used in this Agreement, and except as otherwise defined herein, terms defined in the Common Terms Agreement (as defined below) shall have the meaning ascribed to them therein, and the following terms have the meanings opposite them:

“Availability Period”	the period commencing on the date hereof and ending January 30, 2019;

“CAO”	Compliance Advisor Ombudsman, the independent accountability mechanism for IFC that impartially responds to environmental and social concerns of affected communities and aims to enhance outcomes;

“CAO’s Role”	(i) to respond to complaints by Persons who have been or are likely to be directly affected by the social or environmental impacts of IFC’s projects; and

(ii) to oversee audits of IFC’s social and environmental performance, particularly in relation to sensitive projects, and to ensure compliance with IFC’s social and environmental policies, guidelines, procedures and systems;

“Common Terms Agreement”	the agreement entitled “Common Terms Agreement” dated on or about the date hereof among the Borrower, Inter-American Investment Corporation (“IIC”), IIC acting as agent for the Inter-American Development Bank (“IDB”), IIC as agent acting on behalf of IDB, in its capacity as administrator of the Canadian Climate Fund for the Private Sector in the Americas (“C2F”) and International Finance Corporation (“IFC”);

“Confirmation”	with respect to any IFC Disbursement, a notice from IFC to the Borrower, substantially in the form of Schedule 1(C), specifying the Fixed Base Rate, Spread, Disbursement Interest Rate, amount, date and amortization schedule of such IFC Disbursement;

“Disbursement Interest Rate”	for each IFC Disbursement, a rate of interest equal to the sum of:

(i) the Spread; and

(ii) the Fixed Base Rate;

“Disbursement Limit Order Notice”	with respect to any IFC Disbursement, a notice from the Borrower to IFC, substantially in the form of Schedule 1(B), in which the Borrower sets out the Highest Acceptable Fixed Base Rate for that IFC Disbursement;

“Disbursement Readiness Notice”	a notice from IFC to the Borrower substantially in the form of Schedule 1 (A);

“Fixed Base Rate”	for each IFC Disbursement, a rate reflecting the cost at which IFC can provide Dollar funding at a fixed interest rate, determined pursuant to the procedure set forth in Section 2.02 (Disbursement Procedure);

“Highest Acceptable Fixed Base Rate”	with respect to any IFC Disbursement, the highest acceptable Fixed Base Rate for such IFC Disbursement specified by the Borrower in the relevant Disbursement Limit Order Notice;

“IFC Disbursement”	any disbursement of the IFC Loan;

“IFC Loan”	the loan specified in Section 2.01 (The IFC Loan) or, as the context requires, its principal amount from time to time outstanding;

“LIBOR”	the London interbank offered rates for deposits in Dollars administered by ICE Benchmark Administration Limited (“ICE”) (or any other applicable entity which takes over administration of those rates) which appear on the relevant page of the Reuters Service (currently page LIBOR01) or, if not available, on the relevant pages of any other service (such as Bloomberg Financial Markets Service) that displays such rates; provided that if ICE (or any other applicable entity which takes over administration of those rates) for any reason ceases (whether permanently or temporarily) to publish London interbank offered rates for deposits in Dollars, “LIBOR” shall be determined by IFC based on prevailing market practices then in effect; provided further that if any such rate is less than zero, LIBOR shall be deemed to be zero;

“London Business Day”	a day when banks are open for business in London, England;

“Make Whole Amount”	with respect to any IFC Disbursement or to the IFC Loan, as the case may be, means the amount described and calculated in accordance with Annex A;

“Offshore Construction Account”	has the meaning assigned to that term in the Offshore Accounts Agreement;

“Payment Account”	Citibank, N.A., in New York, New York, U.S.A., ABA#021000089, for credit to IFC’s account number 36085579, or such other bank or account in New York as IFC from time to time designates;

“Rate Setting Date”	for each IFC Disbursement, the date on which the relevant Fixed Base Rate is determined pursuant to Section 2.02(a) (Disbursement Procedure);

“Rate Setting Period”	with respect to a Disbursement Limit Order Notice delivered by the Borrower to IFC, the period beginning on (and including) the first Business Day following the day on which IFC receives such Disbursement Limit Order Notice and ending on (and including) the earlier of:

(i) 5:00 p.m. Washington time on the fifth Business Day immediately following the date of such receipt;

(ii) the date on which IFC successfully determines the relevant Fixed Base Rate in accordance with Section 2.02(a) (Disbursement Procedure); and

(iii) the date on which any revocation of such Disbursement Limit Order Notice becomes effective;

“Spread”	five and one quarter of one percent (5.25%) per annum; and

“World Bank”	the International Bank for Reconstruction and Development, an international organization established by Articles of Agreement among its member countries.

Section 1.02. Financial Calculations; Interpretation; Business Day Adjustment. (a) This Agreement is the IFC Loan Agreement referred to in the Common Terms Agreement.

(b)    Sections 1.02 (Financial Calculations), 1.03 (Interpretation) and 1.04 (Business Day Adjustment) of the Common Terms Agreement shall apply herein, mutatis mutandis, as if set out in this Agreement in full (and as if each reference therein to “each Senior Lender”, “any Senior Lender” or “the Senior Lenders” were a reference to IFC and each reference to “this Agreement”, “the Financing Documents” or “the Transaction Documents” were a reference to this Agreement).

(c)    In the context of this Agreement, and except as otherwise provided in this Agreement, any reference to a time of day is a reference to New York, New York time.

(d)     In the context of this Agreement, and except as otherwise provided in this Agreement, any reference to “the date of this Agreement” or any similar reference, is a reference to the date of execution of this Agreement and not a reference to the date of execution of an amendment or reinstatement thereof.

Section 1.03. Conflict with Common Terms Agreement. In the event of any conflict between the terms of this Agreement and the terms of the Common Terms Agreement, the terms of this Agreement will prevail as between the parties to this Agreement.

ARTICLE II

The IFC Loan

Section 2.01. The IFC Loan. Subject to the provisions of this Agreement and the Common Terms Agreement (including Section 2.02 (Disbursement Procedure), Section 4.01 (Conditions of First Disbursement) and Section 4.02 (Conditions of All Disbursements) of the Common Terms Agreement), IFC agrees to make available the IFC Loan in an aggregate principal amount of up to twenty million seven hundred thousand Dollars ($20,700,000).

Section 2.02. Disbursement Procedure. (a) The Borrower may request IFC Disbursements at any time during the Availability Period in accordance with the following procedures which shall be followed for purposes of determining the relevant interest rate in respect of each IFC Disbursement:

(i)	Disbursement Request: The Borrower shall first deliver a Disbursement Request in accordance with Section 2.02 (Disbursement Procedure) of the Common Terms Agreement;

(ii)	Disbursement Readiness Notice: Within five (5) Business Days after receipt by IFC of that request for IFC Disbursement, and provided IFC is then satisfied that all conditions under the Financing Documents for that IFC Disbursement are then satisfied, IFC shall so inform the Borrower by way of a Disbursement Readiness Notice in the form of Schedule 1(A), which Disbursement Readiness Notice shall remain valid and effective for a period of forty-five (45) calendar days from the date of such notice; provided, however, that IFC may at any time, by notice to the Borrower, withdraw or cancel the Disbursement Readiness Notice if IFC becomes aware that any condition for that IFC Disbursement was not fulfilled or has ceased to be fulfilled and, provided, further, that when all conditions of such IFC Disbursement have been fulfilled to the satisfaction of IFC following the withdrawal or cancellation of the Disbursement Readiness Notice, IFC shall send to the Borrower a new Disbursement Readiness Notice;

(iii)	Disbursement Limit Order Notice: Not later than forty-five (45) calendar days after the date of the Disbursement Readiness Notice, the Borrower may deliver to IFC a Disbursement Limit Order Notice setting out the Highest Acceptable Fixed Base Rate for that IFC Disbursement, it being acknowledged and understood that prior to delivering a Disbursement Limit Order Notice, the Borrower may request from IFC, from time to time, indications of what the Fixed Base Rate would be for such IFC Disbursement and, as promptly as practicable after that request, IFC shall advise the Borrower of the indicative Fixed Base Rate;

(iv)	Determining Rate: Upon receipt of the Disbursement Limit Order Notice and at any time during the relevant Rate Setting Period, IFC shall use reasonable efforts to determine a Fixed Base Rate for that IFC Disbursement, based on the amortization schedule of that IFC Disbursement, that does not exceed the Highest Acceptable Fixed Base Rate; provided, however, that prior to the determination of a Fixed Base Rate by IFC during the Rate Setting Period, a Disbursement Limit Order Notice may be revoked in writing and any such revocation shall not be effective unless and until IFC provides a written acknowledgement of such revocation to the Borrower;

(v)	Acceptable Rate Determined: If, during the Rate Setting Period, IFC is able to determine a Fixed Base Rate that does not exceed the Highest Acceptable Fixed Base Rate specified in the Disbursement Limit Order Notice, IFC shall promptly notify the Borrower and IIC (which notice to IIC may be sent via email) in writing of the Fixed Base Rate and the Borrower acknowledges and agrees that the determination by IFC of the Fixed Base Rate during the relevant Rate Setting Period: (i) may occur at any time during that Rate Setting Period; (ii) may not be the lowest Fixed Base Rate available during that Rate Setting Period; and (iii) shall be final, conclusive and binding on the Borrower (unless the Borrower shows to IFC’s satisfaction that the determination involves manifest error);

(vi)	Date of Disbursement if Acceptable Rate Determined: Unless otherwise agreed by the Borrower and IFC, the date of the relevant IFC Disbursement shall be the fourth Business Day immediately following the relevant Rate Setting Date;

(vii)	Amount of Disbursement: The amount of the IFC Disbursement will be the amount specified in the relevant Disbursement Request; and

(viii)	Acceptable Rate Not Determined: If, during the Rate Setting Period, IFC was not able to determine a Fixed Base Rate that does not exceed the Fixed Base Rate specified in the Disbursement Limit Order Notice, IFC shall promptly notify the Borrower in writing and, during the forty-five (45) calendar day period following the date of the relevant Disbursement Readiness Notice, the Borrower shall be entitled to deliver one or more subsequent Disbursement Limit Order Notices, each specifying an alternative Fixed Base Rate and each such Disbursement Limit Order Notice being delivered following the end of the immediately preceding Rate Setting Period; and if IFC is not then able to determine a Fixed Base Rate that does not exceed the Fixed Base Rate specified in any Disbursement Limit Order Notice delivered during this forty-five (45) calendar day period, IFC shall promptly notify IIC and the Borrower in writing (which notice to IIC may be sent via email), the Disbursement Request shall be deemed as void and without effect and in order to request a Disbursement, the Borrower shall be required to send to the Senior Lenders a new Disbursement Request.

(b)    Subject to the requirements of Section 4.01 (Conditions of First Disbursement), Section 4.02 (Conditions of All Disbursements) and Section 4.03 (Borrower’s Certification) of the Common Terms Agreement, on the date of Disbursement, IFC shall remit the amount specified in the Disbursement Request in immediately available funds to the Offshore Construction Account, all as specified by the Borrower in the relevant Disbursement Request.

(c)    Following the determination of a Fixed Base Rate, IFC shall provide to the Borrower a Confirmation substantially in the form of Schedule 1(C), specifying the Fixed Base Rate, Spread, Disbursement Interest Rate, amount, date and amortization schedule of such IFC Disbursement. The Borrower shall promptly sign any such Confirmation and return the same to IFC (it being understood and agreed, however, that such Confirmation is solely provided as a summary of the terms and conditions of the related IFC Disbursement, and that the terms set forth in this Agreement shall be effective and enforceable against the Borrower regardless of whether or not the Borrower signs the related Confirmation).

Section. 2.03. Interest. (a) Subject to Section 2.04 (Default Interest Rate) of the Common Terms Agreement, the Borrower shall pay interest on the IFC Loan in accordance with this Section 2.03.

(b)    The Borrower shall pay interest on the amount of each IFC Disbursement outstanding from time to time at the Disbursement Interest Rate applicable to that IFC Disbursement.

(b)    The determination by IFC, from time to time, of the applicable Disbursement Interest Rate shall be final and conclusive and bind the Borrower (unless the Borrower shows to IFC’s satisfaction that the determination involves manifest error).

Section 2.04. Default Rate Interest . Without limiting the remedies available to IFC under this Agreement or otherwise (and to the maximum extent permitted by applicable law), if the Borrower fails to make any payment of principal, interest (including interest payable pursuant to this Section), Unwinding Cost, Make Whole Amount and/or any other payment provided for in Section 2.07 (Fees and Other Payments) when due as specified in this Agreement (whether at stated maturity or upon acceleration), the Borrower shall pay interest on the amount of that payment due and unpaid at the rate which shall be the sum of (i) the Spread; (ii) two per cent (2%) per annum; and (iii) three-month LIBOR determined as of the date on which any such unpaid amount originally became due and reset two (2) London Business Days prior to the commencement of each succeeding Interest Period during which such amount remains unpaid.

Section 2.05. Repayment. (a) Subject to Section 1.04 (Business Day Adjustment) of the Common Terms Agreement, the Borrower shall repay the IFC Loan on the following Interest Payment Dates and in the following amounts (expressed as a percentage of the amount of the IFC Loan disbursed as of the First Repayment Date):

Interest Payment Date	Principal Amount Due (%)
5/15/2019	1.93%
8/15/2019	1.93%
11/15/2019	1.93%
2/15/2020	1.93%
5/15/2020	1.93%
8/15/2020	1.93%
11/15/2020	1.93%
2/15/2021	1.93%
5/15/2021	1.93%
8/15/2021	1.93%

11/15/2021	1.93%
2/15/2022	1.93%
5/15/2022	1.93%
8/15/2022	1.93%
11/15/2022	1.93%
2/15/2023	1.93%
5/15/2023	1.92%
8/15/2023	1.92%
11/15/2023	1.92%
2/15/2024	1.92%
5/15/2024	1.92%
8/15/2024	1.92%
11/15/2024	1.92%
2/15/2025	1.92%
5/15/2025	1.92%
8/15/2025	1.92%
11/15/2025	1.92%
2/15/2026	1.92%
5/15/2026	1.92%
8/15/2026	1.92%
11/15/2026	1.92%
2/15/2027	1.92%
5/15/2027	1.92%
8/15/2027	1.92%
11/15/2027	1.92%
2/15/2028	1.92%
5/15/2028	1.92%
8/15/2028	1.92%
11/15/2028	1.92%
2/15/2029	1.92%
5/15/2029	1.92%
8/15/2029	1.92%
11/15/2029	1.92%
2/15/2030	1.92%
5/15/2030	1.92%
8/15/2030	1.92%
11/15/2030	1.92%
2/15/2031	1.92%
5/15/2031	1.92%
8/15/2031	1.92%
11/15/2031	1.92%
2/15/2032	1.92%

(b)    Any principal amount of the IFC Loan repaid under this Agreement may not be re-borrowed.

Section 2.06. Prepayment. (a) The Borrower may prepay all or any part of the IFC Loan outstanding in accordance with Section 2.06 (Prepayment) and Section 2.09 (Currency and Place of Payments) of the Common Terms Agreement.

(b) Amounts of principal prepaid under this Section 2.06 and Section 2.06 (Voluntary Prepayment) of the Common Terms Agreement shall be applied to all the respective outstanding installments of principal of the IFC Loan in inverse order of maturity.

Section 2.07. Fees and Other Payments. (a) The Borrower shall pay to IFC a commitment fee:

(i)	at the rate of one and one half of one percent (1.50%) per annum on that part of the IFC Loan that from time to time has not been disbursed or canceled, beginning to accrue on the date of this Agreement;

(ii)	prorated on the basis of a three hundred and sixty (360) day year for the actual number of days elapsed; and

(iii)	payable quarterly, in arrears, on each Interest Payment Date, the first such payment to be due on February 15, 2018.

(b)    The Borrower shall also pay to IFC:

(i)	a front-end fee of one percent (1%) of the amount of the IFC Loan, to be paid on the earlier of (A) the date which is forty-five (45) Business Days after the date of this Agreement and (B) the date of the first IFC Disbursement of the IFC Loan;

(ii)	a structuring fee of one percent (1%) of the amount of the IFC Loan, to be paid on the earlier of (A) the date which is forty-five (45) Business Days after the date of this Agreement and (B) the date of the first IFC Disbursement of the IFC Loan;

(iii)	a portfolio supervision fee of fifteen thousand Dollars ($15,000) per annum, payable upon receipt of a statement from IFC; and

(iv)	if the Borrower and IFC agree to restructure all or part of the IFC Loan, the Borrower and IFC shall negotiate in good faith an appropriate amount to compensate IFC for the additional work of IFC staff required in connection with such restructuring.

Section 2.08. Currency and Place of Payments. The Borrower shall make all payments of principal, interest, fees, and any other amount due to IFC under this Agreement and the other Financing Documents in accordance with Section 2.09 (Currency and Place of Payments) of the Common Terms Agreement.

Section 2.09. Suspension and Cancellation. (a) IFC may suspend the right of the Borrower to IFC Disbursements or cancel the undisbursed portion of the IFC Loan in whole or in part in accordance with Section 2.13 (Suspension or Cancellation by Senior Lenders) of the Common Terms Agreement.

(b)    The Borrower may request that IFC cancel the undisbursed portion of the IFC Loan in accordance with Section 2.14 (Cancellation by the Borrower) of the Common Terms Agreement.

ARTICLE III

Common Terms

Section 3.01. Representations and Warranties. (a) The representations and warranties set out in Section 3.01 (Representations and Warranties) of the Common Terms Agreement shall be made and are deemed to be made herein, mutatis mutandis, for the benefit of IFC as if set out in this Agreement in full.

(b)    The Borrower acknowledges that IFC enters into this Agreement and the other Financing Documents on the basis of, and in full reliance on, each of the representations and warranties referred to in Section 3.01 (Representations and Warranties) of the Common Terms Agreement.

Section 3.02. Conditions of First Disbursement. The obligation of IFC to make the first IFC Disbursement is subject to the fulfillment, in form and substance satisfactory to IFC, prior to delivery of the relevant Disbursement Request (or, in the case of the conditions set forth in Section 4.02(m) (Notes) and Section 4.01(f) (Legal Opinions) of the Common Terms Agreement, no later than two (2) Business Days prior to the proposed date for the first IFC Disbursement) of the conditions set forth in Section 4.01 (Conditions of First Disbursement) and Section 4.02 (Conditions of All Disbursements) of the Common Terms Agreement and Section 3.03 (Conditions of All Disbursements) of this Agreement.

Section 3.03. Conditions of All Disbursements. The obligation of IFC to make any IFC Disbursement, including the first IFC Disbursement, is subject to IFC being satisfied that the conditions set forth in Section 4.02 (Conditions of All Disbursements) of the Common Terms Agreement (and, in case of the first Disbursement, in Section 4.01 (Conditions of First Disbursement) of the Common Terms Agreement), Section 4.03 (Borrower’s Certification) of the Common Terms Agreement have been either fulfilled or waived by IFC, as the case may be, prior to delivery of the Disbursement Request (or, in the case of the conditions set forth in Sections 4.02(m) (Notes) and 4.02(g) (Subsequent Legal Opinions) (if required) of the Common Terms Agreement, no later than two (2) Business Days prior to the proposed date for such IFC Disbursement).

(a)    The proceeds of that IFC Disbursement are not in reimbursement of, or to be used for, expenditures in the territories of any country that is not a member of the World Bank or for goods produced in or services supplied from any such country.

(b)    Notwithstanding any other provision of this Agreement or the Common Terms Agreement, IFC is not obliged to make any IFC Disbursement, except pro rata with the Disbursement of each of the other Senior Loans.

Section 3.04. Covenants. So long as any amount of the IFC Loan remains available for disbursement or any amount is outstanding under any of the Financing Documents:

(a)    the covenants set out in Article V (Particular Covenants) of the Common Terms Agreement shall apply herein, mutatis mutandis, for the benefit of IFC as if set out in this Agreement in full;

(b)    upon any request from IFC, and with reasonable prior notice to the Borrower, the Borrower shall permit representatives of IFC and the CAO, during normal office hours, to:

(i)	visit any of the sites and premises where the business of the Borrower is conducted, including the site where the Project is located;;

(ii)	inspect any of the Borrower’s sites, facilities, plants and equipment, including the site where the Project is located;;

(iii)	have access to the Borrower’s books of account and all records; and

(iv)	have access to those employees, agents, contractors and subcontractors of the Borrower who have or may have knowledge of matters with respect to which IFC or the CAO seeks information;

provided that (A) no such reasonable prior notice shall be necessary if an Event of Default or Potential Event of Default has occurred and is continuing or if special circumstances so require and (B) in the case of the CAO, such access shall be for the purpose of carrying out the CAO’s Role; and

(c)    the Borrower shall not use the proceeds of any IFC Disbursement of the IFC Loan in the territories of any country that is not a member of the World Bank or for reimbursements of expenditures in those territories or for goods produced in or services supplied from any such country.

Section 3.05. Events of Default. (a)    The Events of Default set out in Section 6.02 (Events of Default) of the Common Terms Agreement shall each constitute an event of default under this Agreement.

(b)    If any Event of Default occurs and is continuing (whether it is voluntary or involuntary, or results from operation of law or otherwise), IFC may, by notice to the Borrower, require the Borrower to repay the IFC Loan or such part of the IFC Loan as is specified in that notice. On receipt of any such notice, the Borrower shall immediately repay the IFC Loan (or that part of the IFC Loan specified in that notice) and pay all interest accrued on it, the Make Whole Amount with respect to the amount of the IFC Loan the payment of which is being accelerated as determined in accordance with Annex A and any other amounts then payable under this Agreement and the other Financing Documents. The Borrower waives any right it might have to further notice, presentment, demand or protest with respect to that demand for immediate payment.

(c)    If the Borrower is liquidated or declared bankrupt, the IFC Loan, all interest accrued on it and any other amounts payable under this Agreement and the other Financing Documents will become immediately due and payable without any presentment, demand, protest or notice of any kind, all of which the Borrower waives.

ARTICLE IV

Miscellaneous

Section 4.01. Notices. Any notice, request or other communication to be given or made under this Agreement shall be given in accordance with Section 7.02 (Notices) of the Common Terms Agreement.

Section 4.02. Term of Agreement. This Agreement shall continue in force until all monies payable under it have been fully paid in accordance with its provisions.

Section 4.03. Saving of Rights. Section 7.01 (Saving of Rights) of the Common Terms Agreement shall apply herein, mutatis mutandis, as if set out in this Agreement in full (and as if each reference therein to “each Finance Party”, “any Finance Party” or “the Finance Parties” were a reference to IFC and each reference to “this Agreement” or “the Financing Documents” were a reference to this Agreement).

Section 4.04. Enforcement. (a) THIS AGREEMENT IS GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF NEW YORK, UNITED STATES OF AMERICA.

(b)    Section 7.05 (Applicable Law and Jurisdiction) of the Common Terms Agreement shall apply herein, mutatis mutandis, as if set out in this Agreement in full (and as if each reference therein to “Finance Party”, “any Finance Party” or “the Finance Parties” were a reference to IFC and each reference to “this Agreement”, “the Financing Documents” or “the Transaction Documents” were a reference to this Agreement).

Section 4.05. Successors and Assignees. (a) This Agreement binds and benefits the respective successors and assignees of the parties hereto. However, the Borrower may not assign or delegate any of its rights or obligations under this Agreement without the prior consent of IFC. Any purported assignment in violation of this provision shall be void ab initio.

(b)    IFC may sell, transfer, assign, novate or otherwise dispose of all or part of its rights or obligations under this Agreement and any other Financing Document (including by granting of participations) in accordance with the provisions of this Agreement; provided that if (i) any such sale, transfer, assignment, novation or other disposition would result in the cost of compliance by the Borrower with its obligations under Sections 2.11 (Increased Costs), 2.15 (Taxes) or 2.17 (Illegality) of the Common Terms Agreement in excess of any such cost of compliance had such sale, transfer, assignment, novation or other disposition not taken place, (ii) the Borrower has provided evidence satisfactory to IFC of such cost increase and (iii) no Potential Event of Default or Event of Default has occurred and is continuing, then the Borrower shall have the right to prepay the IFC Loan in full without penalty or premium.

Section 4.06. Disclosure of Information. Section 7.06 (Disclosure of Information) of the Common Terms Agreement shall apply herein, mutatis mutandis, as if set out in this Agreement in full (and as if each reference therein to “each Finance Party”, “any Finance Party” or “the Finance Parties” were a reference to IFC and each reference to “this Agreement”, “the Financing Documents” or “the Transaction Documents” were a reference to this Agreement).

Section 4.07. Amendments, Waivers and Consent. Any amendment or waiver of, or any consent given under, any provision of this Agreement shall be in writing and, in the case of an amendment, signed by the parties to this Agreement.

Section 4.08. Counterparts. This Agreement may be executed in several counterparts, each of which is an original, but all of which together constitute one and the same agreement.

Section 4.09. English Language. (a) Subject to clause (b), all documents to be provided or communications to be given or made under this Agreement shall be in the English language.

(b)    All documents to be provided under this Agreement shall be in the English language; provided that (i) if the original version of any Transaction Document is in a language other than English, IFC may request in writing that the Borrower provide an English translation certified by an Authorized Representative to be a true and correct translation of the original of such Transaction Document and, if the Borrower fails to provide such translation within thirty (30) days of receiving such request, IFC may obtain an English translation of such Transaction Document at the cost and expense of the Borrower and (ii) any other document to be provided under this Agreement is in a language other than English, such document shall be accompanied by an English translation certified by an Authorized Representative to be a true and correct translation of the original.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed in their respective names as of the date first above written.

CP ACHIRAS S.A.U.

By:
Name:
Title:

INTERNATIONAL FINANCE CORPORATION

By:
Name:
Title:

[Signature Pages to the IFC Loan Agreement]

ANNEX A

METHODOLOGY FOR CALCULATION OF THE MAKE WHOLE AMOUNT

(See Section 2.04 and 3.05(b) of the IFC Loan Agreement)

This Annex explains how the “Make Whole Amount” associated with a prepayment or acceleration of a IFC Disbursement will be calculated.1

The calculation of the Make Whole Amount in relation to any IFC Disbursement under the IFC Loan will be based on the termination value of a swap having the following characteristics:

1.	IFC paying a rate of interest equal to the Fixed Base Rate for that IFC Disbursement;

2.	IFC receiving interest at the rate of 3-month USD LIBOR; and

3.	Amortization corresponding to the outstanding amortization of the IFC Disbursement that is being prepaid or accelerated.

The total Make Whole Amount payable under the Agreement will be the sum of the individual Make Whole Amounts calculated for each IFC Disbursement.

(i)	Calculation Methodology

The Make Whole Amount in respect of each IFC Disbursement being prepaid or accelerated shall be calculated as the greater of (a) the “Difference Amount” and (b) zero, where the Difference Amount is equal to the difference obtained by subtracting (y) the sum of the amount of the IFC Disbursement being prepaid or accelerated and accrued interest up to (but excluding) the date of prepayment or acceleration from (z) the present value of all future payments under the swap described above, determined by IFC based on swap market conditions prevailing at the time of prepayment or acceleration.

[1]	In respect of a IFC Loan, the Make Whole Amount will be calculated two (2) Business Days prior to the date of prepayment.

SCHEDULE 1(A)

FORM OF DISBURSEMENT READINESS NOTICE

(See Section 2.02(a) of the IFC Loan Agreement)

[IFC Letterhead]

[Borrower’s Address]

Attention:	[ ]

Investment No.

Disbursement Readiness Notice relating to

Request for Disbursement dated [                    ]

1.	Please refer to the Loan Agreement (the “IFC Loan Agreement”) dated as of January 17, 2018, between CP Achiras S.A.U. (the “Borrower”) and International Finance Corporation (“IFC”) and to the Disbursement Request for an amount of [ ]( )] sent on . Terms defined in the IFC Loan Agreement have their defined meanings whenever used in this request.

2.	The Borrower is hereby notified that it can deliver to IFC, within a period of forty five (45) days from the date of this notice, Disbursement Limit Order Notice(s) in accordance with the terms of the IFC Loan Agreement.

3.	This notice shall remain valid and effective for a period of forty five (45) days from the date hereof unless withdrawn or cancelled by IFC during such period.

Yours faithfully,

INTERNATIONAL FINANCE CORPORATION

By:

Authorized Representative

SCHEDULE 1(B)

FORM OF DISBURSEMENT LIMIT ORDER NOTICE

(See Section 2.02(a) of the IFC Loan Agreement)

[Borrower’s Letterhead]

[Date]

International Finance Corporation

2121 Pennsylvania Avenue, N.W.

Washington, D.C. 20433

United States of America

Attention:	Director, Department
Copy to:	loanpricing@ifc.org

Ladies and Gentlemen:

Investment No.

Request for Disbursement dated: [                    ]

Disbursement Limit Order Notice No.[    ]*

1.    Please refer to the Loan Agreement (the “IFC Loan Agreement”) dated as of January 17, 2018, between CP Achiras S.A.U. (the “Borrower”) and International Finance Corporation (“IFC”) and to the Disbursement Request no. [        ] for a IFC Disbursement [in an amount of [                                        ] (                    )] (the “Disbursement”) sent on                     . Terms defined in the IFC Loan Agreement have their defined meanings whenever used in this request.

2.    In accordance with Section 2.02(a) of the IFC Loan Agreement, the Borrower hereby specifies the Highest Acceptable Fixed Base Rate for that IFC Disbursement to be                     .

3.    As provided in Section 2.02(a)(v) of the IFC Loan Agreement, the Borrower acknowledges that the determination by IFC of the Fixed Base Rate determined during the Rate Setting Period: (i) may occur at any time during the relevant Rate Setting Period; (ii) may not be the lowest Fixed Base Rate available during the relevant Rate Setting Period; and (iii) shall be final and conclusive and binding on the Borrower (unless the Borrower shows to IFC’s satisfaction that the determination involves manifest error).

*	Each to be numbered in series for the relevant Request for Disbursement.

SCHEDULE 1(B)

Yours truly,

CP ACHIRAS S.A.U.

By:

Authorized Representative

SCHEDULE 1(C)

FORM OF CONFIRMATION

(See Section 2.02(c) of the IFC Loan Agreement)

[DATE]

Investment Number

Confirmation of Disbursement

This is a Confirmation delivered pursuant to Section 2.02(c) of the Loan Agreement (the “IFC Loan Agreement”) dated as of January 17, 2018, between CP Achiras S.A.U. (the “Borrower”) and International Finance Corporation (“IFC”). All terms defined in the IFC Loan Agreement shall bear the same meanings herein.

Amount specified in the Disbursement Request

Amount of Disbursement

Disbursement Date:

Fixed Base Rate:

Spread:

Disbursement Interest Rate:

Other:

[Amortization schedule to be provided by IFC at the time of each Disbursement]

INTERNATIONAL FINANCE CORPORATION

By:

Authorized Representative

Acknowledged and Agreed:

CP ACHIRAS S.A.U.

By:

Authorized Representative